UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2013

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
0-54963	NEWPAGE HOLDINGS INC.	46-1505118	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to Section 7.1(a) of the Stockholders Agreement (the “Stockholders Agreement”), dated as of December 21, 2012, among NewPage Holdings Inc. (the “Company”) and each of the stockholders party thereto, on or before December 21, 2013 (the “IPO Target Date”), the Company was required to file, and thereafter to use its best efforts to cause to be declared effective as promptly as practicable, a registration statement on Form S-1 (the “Registration Statement”). Section 7.1(b) of the Stockholders Agreement allows the Company to postpone the IPO Target Date for a reasonable period of time, if the Board determines in good faith and in its reasonable judgment that the registration and distribution of shares of the Company’s common stock pursuant to the Registration Statement is not in the best interests of the Company and its stockholders.

On December 20, 2013, the Board determined that an IPO would not be in the best interests of the Company and its stockholders at this time and the Company has postponed the IPO Target Date for up to twelve months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWPAGE HOLDINGS INC.

By:	/s/ Jay A. Epstein

Jay A. Epstein
Senior Vice President, Chief Financial Officer and Assistant Secretary

Date: December 23, 2013